Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-234530) of Achieve Life Sciences, Inc. of our report dated March 14, 2019 relating to the consolidated financial statements of Achieve Life Sciences, Inc., which appears in Achieve Life Sciences Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

December 16, 2019